Exhibit 99.1

September 30, 2013
Liberty Media Corporation Announces Investor Meeting Webcast
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB) will webcast its annual Investor Meeting on Thursday, October 10, 2013 with presentations beginning at 9:00 a.m. ET. During these presentations, observations may be made regarding the company's financial performance, outlook and recent developments.
The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.
About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media
Courtnee Ulrich, 720-875-5420